                                                                  Exhibit 4.1(b)



                             SEE LEGENDS ON REVERSE


 NUMBER                                                                SHARES
* SAP #*


                             BLUE RHINO CORPORATION

             Series A Convertible Preferred Stock $0.001 per value


     THIS CERTIFIES THAT    SPECIMEN     is the owner of *******************
                        ----------------                 -------------------
Shares of the Capital Stock of

                             BLUE RHINO CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
                        this                day of             A.D. 2000
                             --------------        -----------      ----



-----------------------                           ----------------------
     President                                           Secretary
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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 7, 2000, AS AMENDED OR RESTATED, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                             BLUE RHINO CORPORATION



                                  CERTIFICATE
                                      FOR


                                     SHARES

                                       OF

                                 CAPITAL STOCK



                                   ISSUED TO


                          ---------------------------
                                     DATED

     For Value Received _______________ hereby sell, assign and transfer unto ___________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ __________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated
          -----------------------
         In presence of


                                       ---------------        -----------------



NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.